Exhibit 99

Journal Communications Reports Fourth Quarter and Full Year 2012 Results

Fourth Quarter 2012 (14 weeks) Highlights and Changes from Fourth Quarter 2011 (13 weeks):

  Revenue of $124.5 million, up 31.0%; Operating earnings of $27.2 million, up 91.9%
  Broadcast political revenue of $20.6 million
  Closed on acquisition of Nashville NewsChannel 5 – WTVF-TV
  Sold northern Wisconsin community newspapers and shoppers
  Diluted EPS of $0.30, up from $0.14
  Increased credit facility to $350 million and extended maturity to December 2017

Full Year 2012 (53 weeks) Highlights and Changes from Full Year 2011 (52 weeks):

  Revenue of $400.0 million, up 12.1%; Operating earnings of $60.0 million, up 50.8%
  Record Broadcast political revenue of $36.5 million
  Closed on acquisition of two Tulsa radio stations in June
  Repurchased all outstanding class C shares in August

MILWAUKEE--(BUSINESS WIRE)--March 7, 2013--Journal Communications, Inc. (NYSE:JRN) today announced results for its fourth quarter and full year ended December 30, 2012. All reported results below were impacted by an extra week in 2012 compared to 2011. Note that the fourth quarter of 2012 included 14 weeks and the full year 2012 included 53 weeks, versus 13 weeks and 52 weeks in the corresponding prior periods.

“Journal Communications posted excellent results in the fourth quarter with consolidated revenue of $124.5 million, up 31%, led by record political spending in the Broadcast group” said Steven J. Smith, Chairman and CEO of Journal Communications. “In addition to the record political advertising revenue in 2012, we saw core advertising growth in television and radio and moderating revenue declines in Publishing. For the full year, consolidated revenue was $400.0 million, up 12% over 2011."

“2012 was an important year strategically as well. We closed on the purchase of NewsChannel 5, an exceptional TV station in Nashville and reached an agreement to purchase WNOX-FM, which will add to our successful Knoxville radio cluster. We also bought WACY-TV in Appleton, Wisconsin, strengthening our duopoly in the Green Bay market. Finally, we successfully repurchased all of our class C common shares and amended and extended our credit facility.”

“Our team should be congratulated on a very productive year as they advanced the Journal brand and prepared our local markets for continued success.”

Fourth Quarter 2012 Results

Note that unless otherwise indicated, all comparisons are to the fourth quarter ended December 25, 2011 (13 weeks). The fourth quarter of 2012 contained 14 weeks. The estimated impact on revenue of the extra week in the fourth quarter is summarized in Table 4.

In the fourth quarter, revenue of $124.5 million increased 31.0% or 24.7% excluding the extra week. Operating earnings of $27.2 million increased 91.9% driven by higher political revenue.

Included in operating earnings were the following special items:

  $2.2 million in broadcast acquisition-related expenses in 2012;
  $0.3 million in publishing workforce reduction charges in 2011; and,
  $1.7 million in non-cash broadcast license impairment charges in 2012 compared to $0.9 million in 2011.

Excluding the special items and the extra week, operating earnings increased 93.9%. Total expenses of $97.3 million increased 20.3%. Excluding the special items and the extra week, total expenses increased 11.3%.

The operating margin was 21.9% compared to 14.9%. Adjusted EBITDA, as defined in Table 5, was $36.7 million, an increase of 72.8%.

Net earnings were $15.1 million, an increase of 83.6%.

In the fourth quarter, basic and diluted earnings per share of class A and B common stock were $0.30 compared to $0.14. The net impact of the special items and the extra week in 2012 had a $0.02 negative impact on our diluted earnings per share of class A and B common stock from continuing operations in both the fourth quarter of 2012 and 2011.

Full Year 2012 Results

Note that unless otherwise indicated, all comparisons are to the full year ended December 25, 2011 (52 weeks). The full year ended December 30, 2012 contained 53 weeks. The estimated impact on revenue of the extra week in 2012 is shown in Table 4.

For the full year, revenue from continuing operations of $400.0 million increased 12.1%. Excluding the extra week, revenue increased 10.4%. Operating earnings of $60.0 million increased 50.8% driven by higher political revenue.

Included in operating earnings were the following special items:

  $3.1 million in broadcast acquisition-related expenses in 2012;
  $1.7 million in publishing workforce reduction charges in both 2012 and 2011;
  $0.5 million in non-cash building impairment charges in 2012; and,
  $1.7 million and $0.9 million in non-cash broadcast license impairment charges in 2012 and 2011, respectively.

Excluding the special items and the extra week, operating earnings increased 55.4%. Total expenses of $340.1 million increased 7.3%. Excluding the special items and the extra week, total expenses increased 4.4%.

The operating margin was 15.0% compared to 11.1%. Adjusted EBITDA, as defined in Table 5, was $89.8 million, an increase of 36.8%.

Net earnings were $33.3 million, an increase of 50.2%. There were no net earnings from discontinued operations in 2012 compared to $0.3 million in 2011.

For the full year, basic and diluted net earnings per share of class A and B common stock were $0.61 compared to $0.37. Basic and diluted earnings per share of class A and B common stock from discontinued operations were $0.01 in 2011. The net impact of the special items and the extra week in 2012 had a $0.02 and $0.03 negative impact on our diluted earnings per share of class A and B common stock from continuing operations in 2012 and 2011, respectively.

Segment Results

Broadcasting

Revenue increased 52.9% to $77.9 million in the fourth quarter and 26.6% to $235.6 million for the full year. Excluding the extra week, revenue increased 46.6% and 24.9% in the fourth quarter and full year, respectively. Total political revenue in the fourth quarter was $20.6 million and $36.5 million for the full year compared to $0.8 million and $4.9 million. Expenses increased 32.1% in the fourth quarter and 15.7% for the full year. Excluding special items and the extra week, expenses increased 19.7% and 11.5% in the fourth quarter and full year respectively. Record political revenue drove operating earnings of $23.4 million in the fourth quarter and $56.2 million for the year, an increase of 141.6% and 81.4%, respectively.

Television

In the fourth quarter, revenue increased 76.2% to $55.8 million or 69.6% excluding the extra week. Television political revenue was $19.9 million compared to $0.7 million. On a same-station basis excluding political and the extra week, total revenue was flat, local revenue decreased 3.1%, primarily due to the crowding-out effect of political advertising, and national revenue increased 6.6%. Retransmission revenue was $3.0 million compared to $2.4 million.

In the fourth quarter, operating expenses increased 34.9%. On a same-station basis excluding special items and the extra week, expenses increased 18.4% driven by higher sales commissions and increased employee costs. Included in special items is a $0.7 million non-cash impairment charge for broadcast licenses in 2012. Operating earnings were $19.7 million.

For the full year, revenue increased 37.7% to $159.4 million or 35.9% excluding the extra week. Television political revenue was $34.8 million compared to $4.1 million. On a same-station basis excluding political and the extra week, total revenue increased 4.7%, local revenue decreased 1.5%, due to the crowding-out effect of political revenue, and national revenue increased 16.9%. Retransmission revenue was $10.6 million compared to $8.3 million.

For the full year, operating expenses increased 17.4%. On a same-station basis excluding special items and the extra week, expenses increased 12.4% driven by higher sales commissions and increased employee costs. Included in special items is a $0.7 million non-cash impairment charge for broadcast licenses in 2012. Operating earnings were $42.3 million.

Radio

In the fourth quarter, revenue increased 14.6% to $22.1 million or 8.8% excluding the extra week. Radio political revenue was $0.7 million compared to $0.1 million. On a same-station basis excluding political and the extra week, total revenue increased 1.5%, local revenue increased 4.4% and national revenue decreased 8.4%.

In the fourth quarter, operating expenses increased 26.8%. On a same-station basis excluding special items and the extra week, expenses increased 10.2% driven by increased employee costs, higher sales commissions and sports rights fees. Operating earnings were $3.7 million.

For the full year, revenue increased 8.4% to $76.3 million or 6.8% excluding the extra week. Radio political revenue was $1.7 million compared to $0.8 million. On a same-station basis excluding political and the extra week, total revenue increased 2.1%, local revenue increased 2.9% and national revenue increased 1.3%.

For the full year, operating expenses increased 12.6%. On a same-station basis excluding special items and the extra week, expenses increased 4.3% due to higher employee costs and higher sales commissions. Operating earnings from radio stations were $14.0 million.

Publishing

Revenue of $46.7 million increased 5.7% for the fourth quarter and decreased 3.5% to $164.9 million for the full year. Excluding the extra week, revenue decreased 0.6% and 5.2% for the quarter and full year, respectively.

Expenses increased 5.7% in the fourth quarter and decreased 1.1% for the year. Excluding the special items and extra week, expenses increased 0.3% in the fourth quarter and decreased 2.8% for the year. Operating earnings increased 5.5% to $6.2 million in the fourth quarter and decreased 26.9% to $11.6 million for the full year.

Daily Newspaper

In the fourth quarter, revenue increased 7.4% to $41.5 million or 0.7% excluding the extra week. Retail advertising revenue increased 8.6%, or 1.7% excluding the extra week. Classified advertising revenue decreased 5.5%, or 9.6% excluding the extra week, largely due to a decrease in the automotive and employment advertising categories. Interactive advertising revenue of $4.0 million increased 32.9%, or 28.4% excluding the extra week, driven by an increase in retail sponsorships. Circulation revenue increased 7.3% to $13.7 million, but was essentially flat excluding the extra week.

In the fourth quarter, operating expenses increased 7.2% or 1.6% excluding special items and the extra week, driven by higher costs related to increased commercial printing revenue. Total newsprint and paper expense increased 12.5% for fourth quarter. Operating earnings increased 8.5% to $6.2 million.

For the full year, revenue decreased 1.3% to $143.6 million or 3.0% excluding the extra week. Retail advertising revenue decreased 0.2%, or 2.2% excluding the extra week. Classified advertising revenue decreased 16.5%, or 17.4% excluding the extra week, largely due to a decrease in the automotive and employment advertising categories. Interactive advertising revenue of $12.3 million increased 9.3%, or 8.1% excluding the extra week. Circulation revenue increased 2.7% to $51.2 million, or 0.8% excluding the extra week.

For the full year, operating expenses increased 1.1% though decreased 0.7% excluding special items and the extra week. Total newsprint and paper expense increased 1.4% for the year. Operating earnings decreased 22.7% to $11.0 million.

Community Newspapers

In the fourth quarter, revenue decreased 6.2% to $5.2 million. Excluding the divested northern Wisconsin community newspapers and shoppers and the extra week, revenue increased 1.5% to $3.3 million.

In the fourth quarter, operating expenses decreased 3.4% or 9.7% excluding costs related to the divested northern Wisconsin community newspapers and shoppers and the extra week. Operating earnings were $0.0 million and include a $0.3 million pre-tax loss on the sale of the northern Wisconsin community newspapers and shoppers.

For the full year, revenue decreased 16.4% to $21.4 million or 6.1% to $12.6 million excluding revenue related to divested northern Wisconsin and Florida community newspapers and shoppers and the extra week. Operating expenses decreased 13.2% or 6.4% excluding divested northern Wisconsin and Florida community newspapers and shoppers and the extra week. Operating earnings were $0.6 million and include a $0.3 million pre-tax loss on the sale of the northern Wisconsin community newspapers and shoppers.

Corporate

The operating loss for the fourth quarter was $2.4 million compared to $1.4 million. The increase in the operating loss was driven by higher employee-related costs, management incentive compensation and the extra week.

For the full year, the operating loss was $7.9 million compared to $7.1 million. The increase in the operating loss was driven by higher employee-related costs and management incentive compensation.

Discontinued Operations

There were no discontinued operations in 2012. For the full year 2011, net earnings from discontinued operations of $0.3 million were driven by a gain on the sale of real estate holdings in Green Bay, Wisconsin related to our former label printing business.

Non-Operating Items

Other expense, which primarily consists of interest expense, was $2.1 million in the fourth quarter and $4.5 million for the full year compared to $0.7 million and $3.5 million in 2011, respectively. The increase in interest expense primarily reflects fees associated with our amended and extended credit agreement entered into on December 5, 2012.

The fourth quarter and full year effective tax rates were 40.0% for both in 2012, compared to 38.9% and 39.7% in 2011, respectively.

Notes Payable to Banks and Cash Flows

At year end, total debt was $246.0 million, an increase from $41.3 million at year-end 2011. Of the $246.0 million debt, $230.1 million was drawn on our senior secured credit facilities and an additional $15.9 million was outstanding in unsecured subordinated notes payable to the former holders of our class C shares. Our consolidated funded debt ratio, as defined in our credit agreement, was 2.29-to-1. Cash from operating activities was $77.7 million, an increase of 70.6% driven by higher operating earnings. Year-to-date capital expenditures were $12.7 million compared to $10.7 million.

First Quarter 2013 Outlook

In the first quarter of 2013, on a same station basis excluding political, we expect total Broadcast revenue to be up in the mid-single digits over the first quarter 2012. In Publishing, excluding northern Wisconsin, we expect revenue declines in the low-single digits.

Conference Call and Webcast

The company will hold an earnings conference call today at 10:00 a.m. Central Time (11:00 a.m. ET, 8:00 a.m. PT). To access the call, dial (866) 700-5192 (domestic) or (617) 213-8833 (international) at least 10 minutes prior to the scheduled start of the call. The access code for the conference call is 98500902. A live webcast of the fourth quarter conference call will be accessible through the Journal Communications’ website at www.journalcommunications.com/investors, also beginning at 10:00 a.m. CT this morning. An archive of the webcast will be available on this site today through March 21, 2013. Replays of the conference call will also be available through March 21, 2013. To hear the replay, dial (888) 286-8010 (domestic) or (617) 801-6888 (international) at least one hour after the completion of the call. The access code for the replay is 82398017. Pre-registration for the conference call is now available at www.journalcommunications.com/investors.

Forward-looking Statements

This press release contains certain forward-looking statements related to our businesses that are based on our current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Our written policy on forward-looking statements can be found in our most recent Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission.

About Journal Communications

Journal Communications, Inc., headquartered in Milwaukee, Wisconsin, was founded in 1882. We are a diversified media company with operations in television and radio broadcasting, publishing and interactive media. We own and operate 15 television stations and 34 radio stations in 12 states. We publish the Milwaukee Journal Sentinel, which serves as the only major daily newspaper for the Milwaukee metropolitan area, and several community publications in Wisconsin. Our interactive media assets build on our strong publishing and broadcasting brands.

Tables Follow

Table No. 1
Journal Communications, Inc.
Consolidated Statements of Operations (unaudited)
(dollars in thousands, except for shares and per-share amounts)

	Fourth Quarter (A)				Four Quarters (B)
	2012		2011	% Change	2012		2011	% Change

Revenue:
Broadcasting	$ 77,901		$ 50,951	52.9	$ 235,627		$ 186,080	26.6
Publishing	46,680		44,169	5.7	164,947		170,976	(3.5)
Corporate eliminations	(67)		(74)	9.5	(532)		(263)	U
Total revenue	124,514		95,046	31.0	400,042		356,793	12.1

Operating costs and expenses:
Broadcasting	28,893		23,984	20.5	101,532		92,371	9.9
Publishing	28,726		27,118	5.9	107,289		109,557	(2.1)
Corporate eliminations	(67)		(74)	9.5	(532)		(263)	U
Total operating costs and expenses	57,552		51,028	12.8	208,289		201,665	3.3

Selling and administrative expenses	39,738		29,828	33.2	131,761		115,346	14.2
Total operating costs and expenses
and selling and administrative
expenses	97,290		80,856	20.3	340,050		317,011	7.3

Operating earnings	27,224		14,190	91.9	59,992		39,782	50.8

Other income and (expense):
Interest income	-		65		22		117
Interest expense	(2,068)		(796)		(4,483)		(3,642)
Total other income and (expense)	(2,068)		(731)	U	(4,461)		(3,525)	26.6

Earnings from continuing operations before income taxes	25,156		13,459	86.9	55,531		36,257	53.2

Provision for income taxes	10,059		5,235	92.1	22,206		14,412	54.1

Earnings from continuing operations	15,097		8,224	83.6	33,325		21,845	52.6

Earnings from discontinued operations, net of tax	-		-	N/A	-		341	N/A

Net earnings	$ 15,097		$ 8,224	83.6	$ 33,325		$ 22,186	50.2

Weighted average number of shares-Class A and B common stock:
Basic	50,010,586		50,592,270		50,091,223		51,088,215
Diluted	50,212,864	#	50,592,270		50,091,223		51,088,215

Weighted average number of shares-Class C common stock	-		3,264,000		3,264,000	*	3,264,000

Earnings per share:
Basic - Class A and B common stock:
Continuing operations	$ 0.30		$ 0.14		$ 0.61		$ 0.36
Discontinued operations	-		-		-		0.01
Net earnings	$ 0.30		$ 0.14		$ 0.61		$ 0.37

Diluted - Class A and B common stock:
Continuing operations	$ 0.30		$ 0.14		$ 0.61		$ 0.36
Discontinued operations	-		-		-		0.01
Net earnings	$ 0.30		$ 0.14		$ 0.61		$ 0.37

Basic and diluted - Class C common stock:
Continuing operations	$ -		$ 0.28		$ 0.74		$ 0.93
Discontinued operations	-		-		-		0.01
Net earnings	$ -		$ 0.28		$ 0.74		$ 0.94

* The weighted average number of shares is calculated only for the period of time which the class C common stock was outstanding during the period, not the entire period.
# The two-class method of diluted EPS is no longer applicable in the fourth quarter of 2012, therefore the impact of non-vested restricted shares is included in diluted weighted average shares.

(A) 2012 fourth quarter: September 24, 2012 to December 30, 2012 (14 weeks)
2011 fourth quarter: September 26, 2011 to December 25, 2011 (13 weeks)
(B) 2012 four quarters: December 26, 2011 to December 30, 2012 (53 weeks)
2011 four quarters: December 27, 2010 to December 25, 2011 (52 weeks)
U Greater than 100% unfavorable variance

Table No. 2
Journal Communications, Inc.
Segment Information (unaudited)
(dollars in thousands)

	Fourth Quarter (A)			Four Quarters (B)
	2012	2011	% Change	2012	2011	% Change
Revenue
Broadcasting	$ 77,901	$ 50,951	52.9	$ 235,627	$ 186,080	26.6
Publishing	46,680	44,169	5.7	164,947	170,976	(3.5)
Corporate eliminations	(67)	(74)	9.5	(532)	(263)	U
	$ 124,514	$ 95,046	31.0	$ 400,042	$ 356,793	12.1

Operating earnings (loss)
Broadcasting	$ 23,415	$ 9,692	141.6	$ 56,228	$ 31,001	81.4
Publishing	6,231	5,907	5.5	11,622	15,901	(26.9)
Corporate	(2,422)	(1,409)	(71.9)	(7,858)	(7,120)	(10.4)
	$ 27,224	$ 14,190	91.9	$ 59,992	$ 39,782	50.8

Depreciation and amortization
Broadcasting	$ 3,464	$ 3,142	10.2	$ 13,013	$ 12,297	5.8
Publishing	1,999	2,540	(21.3)	9,170	10,412	(11.9)
Corporate	168	167	0.6	667	622	7.2
	$ 5,631	$ 5,849	(3.7)	$ 22,850	$ 23,331	(2.1)

(A) 2012 fourth quarter: September 24, 2012 to December 30, 2012 (14 weeks)
2011 fourth quarter: September 26, 2011 to December 25, 2011 (13 weeks)
(B) 2012 four quarters: December 26, 2011 to December 30, 2012 (53 weeks)
2011 four quarters: December 27, 2010 to December 25, 2011 (52 weeks)
U Greater than 100% unfavorable variance

Table No. 3
Journal Communications, Inc.
Broadcasting and Publishing Segment Information (unaudited)
(dollars in thousands)

	Fourth Quarter of 2012 (A)			Fourth Quarter of 2011 (B)

Broadcasting:							% Change	% Change	% Change
	Television	Radio	Total	Television	Radio	Total	Television	Radio	Total

Revenue	$ 55,781	$ 22,120	$ 77,901	$ 31,656	$ 19,295	$ 50,951	76.2	14.6	52.9

Operating earnings	$ 19,748	$ 3,667	$ 23,415	$ 4,948	$ 4,744	$ 9,692	299.1	(22.7)	141.6

Publishing:		Community			Community
	Daily	Newspapers		Daily	Newspapers		% Change	% Change	% Change
	Newspaper	& Shoppers	Total	Newspaper	& Shoppers	Total	Daily	CN&S	Total
Advertising revenue:
Retail	$ 17,645	$ 3,141	$ 20,786	$ 16,244	$ 3,602	$ 19,846	8.6	(12.8)	4.7
Classified	3,538	619	4,157	3,742	686	4,428	(5.5)	(9.8)	(6.1)
National	1,115	-	1,115	1,304	-	1,304	(14.5)	N/A	(14.5)
Direct Marketing	6	-	6	26	-	26	(76.9)	N/A	(76.9)
Total advertising revenue	22,304	3,760	26,064	21,316	4,288	25,604	4.6	(12.3)	1.8
Circulation revenue	13,714	450	14,164	12,784	421	13,205	7.3	6.9	7.3
Other revenue	5,482	970	6,452	4,545	815	5,360	20.6	19.0	20.4
Total revenue	$ 41,500	$ 5,180	$ 46,680	$ 38,645	$ 5,524	$ 44,169	7.4	(6.2)	5.7

Operating earnings	$ 6,198	$ 33	$ 6,231	$ 5,711	$ 196	$ 5,907	8.5	(83.2)	5.5

	Four Quarters of 2012 (C)			Four Quarters of 2011 (D)

Broadcasting:							% Change	% Change	% Change
	Television	Radio	Total	Television	Radio	Total	Television	Radio	Total

Revenue	$ 159,368	$ 76,259	$ 235,627	$ 115,713	$ 70,367	$ 186,080	37.7	8.4	26.6

Operating earnings	$ 42,266	$ 13,962	$ 56,228	$ 15,947	$ 15,054	$ 31,001	165.0	(7.3)	81.4

Publishing:		Community			Community
	Daily	Newspapers		Daily	Newspapers		% Change	% Change	% Change
	Newspaper	& Shoppers	Total	Newspaper	& Shoppers	Total	Daily	CN&S	Total
Advertising revenue:
Retail	$ 56,602	$ 13,499	$ 70,101	$ 56,706	$ 17,247	$ 73,953	(0.2)	(21.7)	(5.2)
Classified	13,985	2,692	16,677	16,751	3,398	20,149	(16.5)	(20.8)	(17.2)
National	3,342	-	3,342	4,488	-	4,488	(25.5)	N/A	(25.5)
Direct Marketing	55	-	55	125	-	125	(56.0)	N/A	(56.0)
Total advertising revenue	73,984	16,191	90,175	78,070	20,645	98,715	(5.2)	(21.6)	(8.7)
Circulation revenue	51,245	1,789	53,034	49,915	1,748	51,663	2.7	2.3	2.7
Other revenue	18,354	3,384	21,738	17,436	3,162	20,598	5.3	7.0	5.5
Total revenue	$ 143,583	$ 21,364	$ 164,947	$ 145,421	$ 25,555	$ 170,976	(1.3)	(16.4)	(3.5)

Operating earnings	$ 11,009	$ 613	$ 11,622	$ 14,250	$ 1,651	$ 15,901	(22.7)	(62.9)	(26.9)

(A) 2012 fourth quarter: September 24, 2012 to December 30, 2012 (14 weeks)
(B) 2011 fourth quarter: September 26, 2011 to December 25, 2011 (13 weeks)
(C) 2012 four quarters: December 26, 2011 to December 30, 2012 (53 weeks)
(D) 2011 four quarters: December 27, 2010 to December 25, 2011 (52 weeks)

NOTE:

Broadcasting and publishing segment information is provided to facilitate comparison of our broadcasting and publishing segments results with those of other broadcasting and publishing companies and is not representative of the overall business of Journal Communications or its operating results.

Table No. 4
Journal Communications, Inc.
Broadcasting and Publishing Non-GAAP Information (unaudited)
(dollars in thousands)

	Fourth Quarter
	2012 As Reported	Additional Week	2012 Adjusted	2011	% Change
	(14 weeks)		(13 weeks)	(13 weeks)
Broadcasting:
Television	$ 55,781	$ (2,089)	$ 53,692	$ 31,656	69.6
Radio	22,120	(1,130)	20,990	19,295	8.8
Total broadcasting revenue	$ 77,901	$ (3,219)	$ 74,682	$ 50,951	46.6

Publishing:
Daily Newspaper
Advertising revenue:
Retail	$ 17,645	$ (1,127)	$ 16,518	$ 16,244	1.7
Classified	3,538	(157)	3,381	3,742	(9.6)
National	1,115	(37)	1,078	1,304	(17.3)
Direct Marketing	6	-	6	26	(76.9)
Total advertising revenue	22,304	(1,321)	20,983	21,316	(1.6)
Circulation revenue	13,714	(933)	12,781	12,784	(0.0)
Other revenue	5,482	(312)	5,170	4,545	13.8
Total daily newspaper revenue	$ 41,500	$ (2,566)	$ 38,934	$ 38,645	0.7

Community Newspapers & Shoppers
Advertising revenue:
Retail	$ 3,141	$ (79)	$ 3,062	$ 3,602	(15.0)
Classified	619	(23)	596	686	(13.1)
Total advertising revenue	3,760	(102)	3,658	4,288	(14.7)
Circulation revenue	450	(20)	430	421	2.1
Other revenue	970	(88)	882	815	8.2
Total community newspapers and shoppers revenue	$ 5,180	$ (210)	$ 4,970	$ 5,524	(10.0)

Total publishing revenue	$ 46,680	$ (2,776)	$ 43,904	$ 44,169	(0.6)

Corporate eliminations	$ (67)	$ -	$ (67)	$ (74)	9.5

Total revenue	$ 124,514	$ (5,995)	$ 118,519	$ 95,046	24.7

	Four Quarters
	2012 As Reported	Additional Week	2012 Adjusted	2011	% Change
	(53 weeks)		(52 weeks)	(52 weeks)
Broadcasting:
Television	$ 159,368	$ (2,089)	$ 157,279	$ 115,713	35.9
Radio	76,259	(1,130)	75,129	70,367	6.8
Total broadcasting revenue	$ 235,627	$ (3,219)	$ 232,408	$ 186,080	24.9

Publishing:
Daily Newspaper
Advertising revenue:
Retail	$ 56,602	$ (1,127)	$ 55,475	$ 56,706	(2.2)
Classified	13,985	(157)	13,828	16,751	(17.4)
National	3,342	(37)	3,305	4,488	(26.4)
Direct Marketing	55	-	55	125	(56.0)
Total advertising revenue	73,984	(1,321)	72,663	78,070	(6.9)
Circulation revenue	51,245	(933)	50,312	49,915	0.8
Other revenue	18,354	(312)	18,042	17,436	3.5
Total daily newspaper revenue	$ 143,583	$ (2,566)	$ 141,017	$ 145,421	(3.0)

Community Newspapers & Shoppers
Advertising revenue:
Retail	$ 13,499	$ (79)	$ 13,420	$ 17,247	(22.2)
Classified	2,692	(23)	2,669	3,398	(21.5)
Total advertising revenue	16,191	(102)	16,089	20,645	(22.1)
Circulation revenue	1,789	(20)	1,769	1,748	1.2
Other revenue	3,384	(88)	3,296	3,162	4.2
Total community newspapers and shoppers revenue	$ 21,364	$ (210)	$ 21,154	$ 25,555	(17.2)

Total publishing revenue	$ 164,947	$ (2,776)	$ 162,171	$ 170,976	(5.2)

Corporate eliminations	$ (532)	$ -	$ (532)	$ (263)	U

Total revenue	$ 400,042	$ (5,995)	$ 394,047	$ 356,793	10.4

U Greater than 100% unfavorable variance

Table No. 5
Journal Communications, Inc.
Reconciliation of consolidated net earnings to consolidated EBITDA and Adjusted EBITDA (unaudited)
(dollars in thousands)

	Fourth Quarter (A)		Four Quarters (B)
	2012	2011	2012	2011

Net earnings	$ 15,097	$ 8,224	$ 33,325	$ 22,186
Earnings from discontinued operations, net	-	-	-	(341)
Provision for income taxes	10,059	5,235	22,206	14,412
Total other expense, net	2,068	731	4,461	3,525
Depreciation	5,167	5,459	21,074	21,764
Amortization	464	390	1,776	1,567
EBITDA	$ 32,855	$ 20,039	$ 82,842	$ 63,113

Impairment of long-lived assets	-	-	493	-
Impairment of intangible assets	1,681	879	1,681	879
Acquisition and integration-related costs	2,152	-	3,145	-
Workforce reduction charges	29	332	1,655	1,654
Adjusted EBITDA	$ 36,717	$ 21,250	$ 89,816	$ 65,646

(A) 2012 fourth quarter: September 24, 2012 to December 30, 2012 (14 weeks)
2011 fourth quarter: September 26, 2011 to December 25, 2011 (13 weeks)
(B) 2012 four quarters: December 26, 2011 to December 30, 2012 (53 weeks)
2011 four quarters: December 27, 2010 to December 25, 2011 (52 weeks)

We define EBITDA as net earnings excluding earnings from discontinued operations, net, provision for income taxes, total other expense (which is comprised of interest income and expense), depreciation, and amortization; and we define Adjusted EBITDA as EBITDA excluding non-cash impairment charges, acquisition and integration-related costs, and workforce reduction charges. Our management uses EBITDA and Adjusted EBITDA, among other things, to evaluate our operating performance, and to value prospective acquisitions. EBITDA and Adjusted EBITDA are not measures of performance calculated in accordance with accounting principles generally accepted in the United States. EBITDA and Adjusted EBITDA should not be considered in isolation of, or as substitutes for, net earnings as indicators of operating performance or cash flows from operating activities as measures of liquidity. EBITDA and Adjusted EBITDA, as we calculate them, may not be comparable to EBITDA and Adjusted EBITDA reported by other companies.

Table No. 6
Journal Communications, Inc.
Calculation of Diluted Earnings Per Share - Class A and B (unaudited)
(dollars and shares in thousands)

	Fourth Quarter (A)				Four Quarters (B)
	2012		2011		2012		2011

Numerator for diluted earnings per share:
Dividends on class A and B common stock	$ -	*	$ -	*	$ -	*	$ -	*
Dividends on class C common stock	-		464		1,146		1,854
Dividends on non-vested restricted stock	-		-		-		-
Total undistributed earnings from continuing operations
Class A and B	15,097	*	7,198	*	30,701	*	18,546	*
Class C	-		464		1,261		1,186
Non-vested restricted stock	-	#	98		217		259
Earnings from discontinued operations
Class A and B	-		-		-		316
Class C	-		-		-		20
Non-vested restricted stock	-		-		-		5
Net earnings	$ 15,097		$ 8,224		$ 33,325		$ 22,186

Denominator for diluted earnings per class A and B share:
Weighted average shares outstanding - Class A and B	50,011		50,592		50,091		51,088
Impact of non-vested restricted shares	252		-		-		-
Conversion of class C shares	-		-		-		-
Adjusted weighted average shares outstanding for class A and B	50,263	*	50,592	*	50,091	*	51,088	*

Diluted earnings per share of class A and B:
Continuing operations	$ 0.30	*	$ 0.14	*	$ 0.61	*	$ 0.36	*
Discontinued operations	-		-		-		0.01
Net earnings	$ 0.30		$ 0.14		$ 0.61		$ 0.37

* Included in calculation of diluted earnings per share from continuing operations - class A and B

# The two-class method of diluted earnings per share is not applicable for the fourth quarter of 2012, therefore undistributed earnings are not allocated to stock other than class A and B.

(A) 2012 fourth quarter: September 24, 2012 to December 30, 2012 (14 weeks)
2011 fourth quarter: September 26, 2011 to December 25, 2011 (13 weeks)
(B) 2012 four quarters: December 26, 2011 to December 30, 2012 (53 weeks)
2011 four quarters: December 27, 2010 to December 25, 2011 (52 weeks)

Table No. 7
Journal Communications, Inc.
Consolidated Condensed Balance Sheets
(dollars in thousands)

	December 30, 2012 (unaudited)	December 25, 2011
ASSETS
Current assets:
Cash and cash equivalents	$ 2,430	$ 2,418
Investments of variable interest entity	-	500
Receivables, net	65,265	56,695
Inventories, net	2,944	1,766
Prepaid expenses and other current assets	3,980	3,877
Syndicated programs	2,446	2,822
Deferred income taxes	3,053	3,593
Total current assets	80,118	71,671
Property and equipment, net	171,354	168,200
Syndicated programs	5,200	4,457
Goodwill	125,818	8,670
Broadcast licenses	129,566	81,547
Other intangible assets, net	62,734	21,400
Deferred income taxes	43,019	57,236
Other assets	7,994	4,544
Total assets	$ 625,803	$ 417,725

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 26,861	$ 20,516
Accrued compensation	10,715	11,888
Accrued employee benefits	5,155	6,217
Deferred revenue	16,277	14,662
Syndicated programs	2,686	3,436
Accrued income taxes	3,756	2,740
Other current liabilities	6,821	6,093
Current portion of unsecured subordinated notes payable	2,656	-
Current portion of long-term liabilities	126	382
Total current liabilities	75,053	65,934
Accrued employee benefits	92,907	90,176
Syndicated programs	5,477	5,527
Long-term notes payable to banks	230,095	41,305
Unsecured subordinated notes payable	13,279	-
Other long-term liabilities	3,491	8,595
Shareholders' equity	205,501	205,024
Noncontrolling interest	-	1,164
Total liabilities and equity	$ 625,803	$ 417,725

CONTACT:
Journal Communications, Inc.
Andre Fernandez
President and Chief Financial Officer
414-224-2884